Exhibit 99.1

The Bank of New York Mellon Corporation

The name of each director and executive officer of The Bank of New York Mellon Corporation is set forth below. The business address of each person listed below is c/o The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, New York 10286. Each person is a citizen of the United States of America. Hani Kablawi is also a citizen of the United Kingdom.

Directors

Name	Occupation

Steven D. Black	Co-Chief Executive Officer of Bregal Investments
Linda Z. Cook	Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd.
Joseph J. Echevarria	Retired CEO of Deloitte LLP
Edward P. Garden	Chief Investment Officer and a founding partner of Trian Fund Management, L.P.
Jeffrey A. Goldstein	Managing Director, Hellman & Friedman LLP
John M. Hinshaw	Executive Vice President of Technology and Operations at Hewlett-Packard Company
Edmund F. “Ted” Kelly	Retired Chairman of Liberty Mutual Group
Jennifer B. Morgan	Executive Board Member of SAP and President of SAP Americas and Asia Pacific Japan, Global Customer Operations
Mark A. Nordenberg	Chancellor Emeritus, Chair of the Institute of Politics and Distinguished Service Professor of Law at the University of Pittsburgh
Elizabeth E. Robinson	Retired Global Treasurer of the Goldman Sachs Group
Charles W. Scharf	Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation
Samuel C. Scott III	Retired Chairman, President and CEO of Ingredion Incorporated

Executive Officers

Name	Position
Charles W. Scharf	Chairman and Chief Executive Officer
J. David Cruikshank	Chairman, Asia Pacific
Lisa Dolly	Chief Executive Officer, Pershing
Bridget E. Engle	Senior Executive Vice President and Chief Information Officer
Thomas P. Gibbons	Vice Chairman and Chief Executive Officer, BNY Mellon Clearing, Markets and Client Management
Mitchell E. Harris	Chief Executive Officer, Investment Management
Monique R. Herena	Senior Executive Vice President and Chief Human Resources Officer
Hani Kablawi	Chief Executive Officer, Global Asset Servicing and Chairman, EMEA
Francis La Salla	Chief Executive Officer, Issuer Services
J. Kevin McCarthy	Senior Executive Vice President and General Counsel
Michelle M. Neal	Chief Executive Officer, BNY Mellon Markets
Brian Ruane	Chief Executive Officer, Government Securities Services Corp.
Michael Santomassimo	Chief Financial Officer
Douglas H. Shulman	Senior Executive Vice President and Global Head of Client Service Delivery
James S. Wiener	Senior Executive Vice President and Chief Risk Officer